As filed with the Securities and Exchange Commission on October 25, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Athersys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	20-4864095
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3201 Carnegie Avenue

Cleveland, Ohio 44115-2634

(216) 431-9900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gil Van Bokkelen

Chief Executive Officer

3201 Carnegie Avenue

Cleveland, Ohio 44115-2634

(216) 431-9900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher M. Kelly, Esq. Michael J. Solecki, Esq. Jones Day North Point 901 Lakeside Avenue Cleveland, Ohio 44114 Tel: (216) 586-3939 Fax: (216) 579-0212	Michael D. Maline, Esq. Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, New York 10018 Tel: (212) 813-8800 Fax: (212) 355-3333

Approximate date of commencement of proposed sale to the public: As soon as practical after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-184333

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Aggregate Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	3,222,300	$1.01	$3,254,523	$444

(1)	The registrant previously registered 19,550,000 shares of its Common Stock at an aggregate offering price not to exceed $25,610,500 on Registration Statement on Form S-1 (Registration No. 333-184333), which registration statement was declared effective by the Securities and Exchange Commission on October 25, 2012. In accordance with Rule 462(b) promulgated under the Securities Act, and certain interpretations of the Securities and Exchange Commission with respect thereto, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under such registration statement is hereby registered.
(2)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (this “462(b) Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of registering 3,222,300 shares of Common Stock, par value $0.001 per share, of Athersys, Inc. This 462(b) Registration Statement relates to the public offering of shares of Common Stock contemplated by the Registration Statement on Form S-1 (Registration No. 333-184333), which was initially filed on October 9, 2012, and which, as amended, was declared effective by the Securities and Exchange Commission on October 25, 2012. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (Registration No. 333-184333), including the exhibits thereto, are hereby incorporated by reference into this 462(b) Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Exhibit Description

5.1	Opinion of Jones Day

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Jones Day (included in Exhibit 5.1)

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, Ohio, on the 25th day of October, 2012.

Athersys, Inc.

By:	/s/ Laura K. Campbell
Laura K. Campbell
Vice President of Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gil Van Bokkelen	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	October 25, 2012

/s/ Laura K. Campbell Laura K. Campbell	Vice President of Finance (Principal Financial Officer and Principal Accounting Officer)	October 25, 2012

* John J. Harrington	Executive Vice President, Chief Scientific Officer and Director	October 25, 2012

* Lorin J. Randall	Director	October 25, 2012

* Kenneth Traub	Director	October 25, 2012

* Jack L. Wyszomierski	Director	October 25, 2012

* Lee Babiss	Director	October 25, 2012

* Ismail Kola	Director	October 25, 2012

*	The undersigned by signing his name hereto does sign and execute this registration statement on Form S-1 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which is being filed herewith on behalf of such directors and officers.

By:	/s/ Laura K. Campbell
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Exhibit Description

5.1	Opinion of Jones Day

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Jones Day (included in Exhibit 5.1)